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                                                                    EXHIBIT 99.2

                                   FORM OF

                        NOTICE OF GUARANTEED DELIVERY

                                FOR TENDER OF

                           8.29% Capital Securities
               (Liquidation Amount $1,000 per Capital Security)

                                       OF

                                PROVIDENT TRUST I

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date (as defined in the Prospectus referred to below),
(ii) certificates for the Trust's (as defined below) 8.29% Capital Securities (the "Original Capital Securities") are not immediately available or (iii) Original Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Bankers Trust Company (the "Exchange Agent") on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Original Capital Securities" in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:

                                           Bankers Trust Company

             By Mail                              By Hand                  By Overnight Mail or Courier
----------------------------------  -----------------------------------  ---------------------------------
   BT Services Tennessee, Inc.             Bankers Trust Company              BT Services Tennessee, Inc.
       Reorganization Unit            Corporate Trust & Agency Group        Corporate Trust & Agency Group
      Post Office Box 292737             Receipt & Delivery Window               Reorganization Unit
 Nashville, Tennessee 37229-2737     123 Washington Street, 1st Floor          648 Grassmere Park Road
                                         New York, New York 10006             Nashville, Tennessee 37211

                             For Information Call:
                                 (800) 735-7777

                             Confirm by Telephone:
                                 (615) 835-3572

                            Facsimile Transmissions:
                          (Eligible Institutions Only)
                                 (615) 835-3701

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions therefor, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentleman:

         The undersigned hereby tenders to Provident Trust I, a trust created under the laws of Delaware (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated July __, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby
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acknowledged, the aggregate liquidation amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Aggregate Liquidation Amount                            Name(s) of Registered Holder(s):
Tendered:____________________________________________   _____________________________________________________

Certificate No(s).   (if available):                    Address(es):
_____________________________________________________   _____________________________________________________

                                                        _____________________________________________________

If Original Capital Securities will be tendered by
book-entry transfer, provide the following              Area Code and Telephone Number(s):
information:
                                                        _____________________________________________________
DTC Account Number:__________________________________
                                                        Signature(s):________________________________________

Date:________________________________________________   _____________________________________________________

                                                        _____________________________________________________


               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED


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                                    GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:______________________              _______________________________
                                                        (Authorized Signature)

Address:___________________________              Title:_________________________

___________________________________              Name:__________________________
                           Zip Code                       (Please type or print)

Area Code and
Telephone Number:__________________              Date:__________________________

NOTE: DO NOT SEND ORIGINAL CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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